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                                                                     Exhibit 3.5

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                                  SFMT, INC.

        SFMT, INC., a Delaware corporation, HEREBY CERTIFIES AS FOLLOWS:

        1. The name of the Corporation is SFMT, Inc. The date of filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware was September 30, 1993.

        2. This Certificate of Amendment sets forth an amendment to the Certificate of Incorporation of the Corporation which was duly adopted by the written consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        3. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended in full to be and read as follows:

        "FIRST: The name of the corporation is Global TeleSystems Group, Inc. (the "Corporation")."

        IN WITNESS WHEREOF, SFMT, INC. has caused this certificate to be signed by Garth Self, its Vice President and attested by N. S. Molberger, its Secretary, this 22nd day of February, 1995.

                                          SFMT, INC.



                                         By: /s/ GARTH SELF
                                             ----------------------------------
                                             Name: Garth Self
                                             Title:  Vice President

ATTEST:

/s/ N.S. MOLBERGER
-----------------------------------
Secretary